Effective August 27, 2012 the Companys
name changed to Union Andia de Cementos
S.A.A. (Unacem S.A.)




EXHIBIT A

AMERICAN DEPOSITARY SHARES
(Each American Depositary Share
represents one deposited Share)

THE BANK OF NEW YORK
AMERICAN DEPOSITARY RECEIPT
FOR COMMON VOTING SHARES, PAR VALUE
NS11.32,
OF CEMENTOS LIMA S.A.(INCORPORATED UNDER
THE LAWS OF PERU)

The Bank of New York as depositary
(hereinafter called the Depositary),
hereby certifies that
, or registered assigns IS THE OWNER OF

AMERICAN DEPOSITARY SHARES

representing deposited common voting
shares, par value NS11.32 (herein called
Shares), of CEMENTOS LIMA S.A., a company incorporated under the laws of Peru
(herein called the Company).  At the
date hereof, each American Depositary
Share represents one Share deposited or
subject to deposit under the deposit
agreement at the Lima, Peru, office of
Banco Wiese Ltd. (herein called the
Custodian).  The Depositarys Corporate
Trust Office is located at a different
address than its principal executive
office.  Its Corporate Trust Office is
located at 101 Barclay Street, New York,
N.Y. 10286, and its principal executive
office is located at 48 Wall Street, New
York, N.Y. 10286.

THE DEPOSITARYS CORPORATE TRUST OFFICE
ADDRESS IS 101 BARCLAY STREET, NEW YORK,
N.Y.  10286


1.THE DEPOSIT AGREEMENT.
This American Depositary Receipt is one
of an issue (herein called Receipts), all issued and to be issued upon the terms and conditions set forth in the deposit agreement, dated as of December 13, 1994
(herein called the Deposit Agreement),
by and among the Company, the Depositary, and all Owners and holders from time to time of Receipts issued thereunder, each of whom by accepting a Receipt agrees to become a party thereto and become bound by all the terms and conditions thereof.
The Deposit Agreement sets forth the
rights of Owners and holders of the
Receipts and the rights and duties of the Depositary in respect of the Shares deposited thereunder and any and all other securities, property and cash from time to time received in respect of such Shares and held thereunder (such Shares, securities, property, and cash are herein called Deposited Securities).
Copies of the Deposit Agreement are on
file at the Depositarys Corporate Trust
Office in New York City and at the office of the Custodian.

The statements made on the face and
reverse of this Receipt are summaries of certain provisions of the Deposit
Agreement and are qualified by and
subject to the detailed provisions of the Deposit Agreement, to which reference is hereby made. Capitalized terms defined in the Deposit Agreement and not defined herein shall have the meanings set forth in the Deposit Agreement.

2.SURRENDER OF RECEIPTS AND WITHDRAWAL
OF SHARES.
Upon surrender of this Receipt at the
Corporate Trust Office of the
Depositary, and upon payment of the fee
of the Depositary provided in this
Receipt, and subject to the terms and
conditions of the Deposit Agreement, the Owner hereof is entitled to delivery, to him or upon his order, of the amount of Deposited Securities at the time represented by the American Depositary
Shares for which this Receipt is issued.
Delivery of such Deposited Securities
may be made by the delivery of (a)
certificates in the name of the Owner
hereof or as ordered by him or the
delivery of certificates properly
endorsed or accompanied by a proper
instrument or instruments of transfer
and (b) any other securities, property
and cash to which such Owner is then
entitled in respect of this Receipt.
Such delivery will be made at the option of the Owner hereof, either at the office of the Custodian or at the Corporate
Trust Office of the Depositary, provided that the forwarding of certificates for Shares or other Deposited Securities for such delivery at the Corporate Trust
Office of the Depositary shall be at the risk and expense of the Owner hereof.

3.TRANSFERS, SPLITUPS, AND COMBINATIONS
OF RECEIPTS.
The transfer of this Receipt is
registrable on the books of the
Depositary at its Corporate Trust Office by the Owner hereof in person or by a duly authorized attorney, without unreasonable delay, upon surrender of this Receipt properly endorsed for transfer or accompanied by a proper instrument or instruments of transfer and funds sufficient to pay any applicable transfer taxes and the fees and expenses of the Depositary and upon compliance with such regulations, if any, as the Depositary may establish for such purpose. This Receipt may be split into other such Receipts, or may be combined with other such Receipts into one Receipt, evidencing the same aggregate number of American Depositary
Shares as the Receipt or Receipts
surrendered.  As a condition precedent
to the execution and delivery, regis-
tration of transfer, splitup,
combination, or surrender of any Receipt or withdrawal of any Deposited
Securities, the Depositary, the
Custodian, or Registrar may require
payment from the depositor of Shares or
the presentor of the Receipt of a sum
sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge or fee with respect to the Shares being deposited or withdrawn) and payment of any applicable fees as provided in the Deposit Agreement or this Receipt, may require the production of proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with any regulations the
Depositary may establish consistent with the provisions of the Deposit Agreement or this Receipt, including, without limitation, paragraph (22) hereof.

The delivery of Receipts against
deposits of Shares generally or against
deposits of particular Shares may be
suspended, or the transfer of Receipts in particular instances may be refused, or the registration of transfer of outstanding Receipts generally may be suspended, during any period when the transfer books of the Depositary or the Company or the Foreign Registrar, if applicable, are closed, or if any such action is deemed necessary or advisable by the Depositary or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of the Deposit
Agreement or this Receipt, or for any
other reason, subject to paragraph (22)
hereof.  Notwithstanding any other
provision of the Deposit Agreement or the Receipts, the surrender of outstanding
Receipts and withdrawal of Deposited
Securities may not be suspended subject
only to (i) temporary delays caused by
closing the transfer books of the Deposi-tary or the Company or the deposit of Shares in connection with voting at a shareholders meeting or the payment of dividends, (ii) the payment of fees, taxes and similar charges and (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the Receipts or to the withdrawal of the Deposited Securities. Without limitation of the foregoing, the
Depositary shall not knowingly accept
for deposit under the Deposit Agreement
any Shares required to be registered
under the provisions of the Securities
Act of 1933, unless a registration
statement is in effect as to such Shares.

4. LIABILITY OF OWNER FOR TAXES.
If any tax or other governmental charge
shall become payable with respect to any Receipt or any Deposited Securities represented hereby, such tax or other governmental charge shall be payable by the Owner hereof to the Depositary. The
Depositary may refuse to effect any
transfer of this Receipt or any
withdrawal of Deposited Securities
represented by American Depositary
Shares evidenced by such Receipt until
such payment is made, and may withhold
any dividends or other distributions, or may sell for the account of the Owner hereof any part or all of the Deposited
Securities represented by the American
Depositary Shares evidenced by this
Receipt, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge and the Owner hereof shall remain liable for any deficiency.

5.WARRANTIES OF DEPOSITORS.
Every person depositing Shares hereunder and under the Deposit Agreement shall be deemed thereby to represent and warrant that such Shares and each certificate therefor are validly issued, fully paid, and not subject to any claim in respect of preemptive rights of the holders of outstanding Shares and that the person making such deposit is duly authorized to do so. Every such person shall also be deemed to represent that the deposit of Shares or sale of Receipts evidencing
American Depositary Shares representing
such Shares by that person is not re-
stricted under the Securities Act of
1933.  Such representations and
warranties shall survive the deposit of
such Shares and issuance of Receipts.

6.FILING PROOFS, CERTIFICATES, AND OTHER
INFORMATION.
Any person presenting Shares for deposit or any Owner of a Receipt may be required from time to time to file with the De-positary or the Custodian such proof of citizenship or residence, exchange control approval, proof of the identity of any person legally or beneficially interested in the Receipt and the nature of such interest or such information relating to the registration on the books of the Company or the Foreign Registrar, if applicable, to execute such certificates and to make such representations and warranties, as the
Depositary or the Company may deem
necessary or proper. The Depositary may withhold the delivery or registration of transfer of any Receipt or the dis-tribution of any dividend or sale or distribution of rights or of the proceeds thereof or the delivery of any Deposited
Securities until such proof or other
information is filed or such cer-
tificates are executed or such
representations and warranties made.
Upon the request of the Company, the
Depositary shall provide the Company
with copies of all such certificates and such written representations and warranties provided to the Depositary under this Article 6 and Section 3.01 of the Deposit Agreement. Each Owner agrees to provide any information re-quested by the Company or the Depositary pursuant to this paragraph. No Share shall be accepted for deposit unless ac-companied by evidence, if any is required by the Depositary, that is reasonably satisfactory to the Depositary that all conditions to such deposit have been satisfied by the person depositing such Shares under Peruvian laws and regulations and any necessary approval has been granted by any governmental body in Peru, if any, which is then performing the function of the regulation of currency exchange.

7.CHARGES OF DEPOSITARY.
The Company agrees to pay the fees and
reasonable expenses of the Depositary
and those of any Registrar only in
accordance with agreements in writing
entered into between the Depositary and
the Company from time to time.  The
Depositary shall present its statement
for such charges and expenses to the
Company once every three months.  The
charges and expenses of the Custodian are for the sole account of the Depositary.

The following charges shall be incurred
by any party depositing or withdrawing
Shares or by any party surrendering
Receipts or to whom Receipts are issued
(including, without limitation,
issuance pursuant to a stock dividend or stock split declared by the Company or an exchange of stock regarding the Receipts or Deposited Securities or a distribution of Receipts pursuant to
Section 4.03 of the Deposit Agreement),
whichever applicable (1) a fee not in
excess of U.S.$5.00 or less per 100
American Depositary Shares (or portion
thereof) for the execution and delivery
of Receipts pursuant to Section 2.03 of
the Deposit Agreement, the execution and delivery of Receipts pursuant to Section
4.03 of the Deposit Agreement, transfers pursuant to Section 2.04 of the Deposit
Agreement, the surrender of Receipts
pursuant to Section 2.05 of the Deposit
Agreement, and the making of any cash
distribution pursuant to the Deposit
Agreement, including but not limited to
Sections 4.01 through 4.04 thereof, (2)
taxes and other governmental charges,
(3) such registration fees as may from
time to time be in effect for the
registration of transfers of Shares
generally on the Share register of the
Company or Foreign Registrar and
applicable to transfers of Shares to the name of the Depositary or its nominee or the Custodian or its nominee on the making of deposits or withdrawals hereunder, (4) such cable, telex and facsimile transmission expenses as are expressly provided in the Deposit
Agreement, (5) such expenses as are
incurred by the Depositary in the conver-sion of foreign currency pursuant to
Section 4.05 of the Deposit Agreement,
(6) a fee not in excess of U.S.$.02 or
less per American Depositary Share (or
portion thereof) for any cash
distribution made pursuant to the
Deposit Agreement including, but not
limited to Sections 4.01 through 4.04
thereof.

The Depositary, subject to Paragraph (8) hereof, may own and deal in any class of securities of the Company and its af-filiates and in Receipts.

8.PRERELEASE OF RECEIPTS.
Unless requested in writing by the
Company to cease doing so,
notwithstanding Section 2.03 of the
Deposit Agreement, the Depositary may
execute and deliver Receipts prior to the receipt of Shares pursuant to Section
2.02 of the Deposit Agreement
(PreRelease).  The Depositary may,
pursuant to Section 2.05 of the Deposit
Agreement, deliver Shares upon the
receipt and cancellation of Receipts
which have been PreReleased, whether or
not such cancellation is prior to the
termination of such PreRelease or the
Depositary knows that such Receipt has
been PreReleased.  The Depositary may
receive Receipts in lieu of Shares in
satisfaction of a PreRelease.  Each
PreRelease will be (a) preceded or
accompanied by a written representation
and agreement from the person to whom
Receipts are to be delivered (the
PreReleasee) that the PreReleasee, or
its customer, (i) owns the Shares or
Receipts to be remitted, as the case may be, (ii) assigns all beneficial right, title and interest in such Shares or Receipts, as the case may be, to the Depositary in its capacity as such and for the benefit of the Owners, and (iii) will not take any action with respect to such Shares or Receipts, as the case may be, that is inconsistent with the transfer of beneficial ownership
(including, without the consent of the
Depositary, disposing of such Shares or
Receipts, as the case may be, other than in satisfaction of such PreRelease), (b) at all times fully collateralized with cash, U.S. government securities or such other collateral as the Depositary determines, in good faith, will provide substantially similar liquidity and security, (c) terminable by the
Depositary on not more than five (5)
business days notice and (d) subject to
such further indemnities and credit
regulations as the Depositary deems
appropriate.  The number of Shares not
deposited by represented by American
Depositary Shares which are outstanding
at any time as a result of PreReleases
will not normally exceed thirty percent
(30%) of the Shares deposited under the
Deposit Agreement provided, however,
that the Depositary reserves the right to change or disregard such limit from time to time as it deems reasonably appropriate, and may, with the prior written consent of the Company, change such limit for purposes of general application. The Depositary will also set Dollar limits with respect to PreRelease transactions to be entered into hereunder with any particular
PreReleasee on a casebycase basis as the Depositary deems appropriate. For purposes of enabling the Depositary to fulfill its obligations to the Owners under the Deposit Agreement, the collateral referred to in clause (b) above shall be held by the Depositary as security for the performance of the PreReleasees obligations to the
Depositary in connection with a
PreRelease transaction, including the
PreReleasees obligation to deliver
Shares or Receipts upon termination of a PreRelease transaction (and shall not, for the avoidance of doubt, constitute
Deposited Securities hereunder).


The Depositary may retain for its own
account any compensation received by it
in connection with the foregoing.

9.TITLE TO RECEIPTS.
It is a condition of this Receipt and
every successive holder and Owner of this Receipt by accepting or holding the same consents and agrees, that title to this Receipt when properly endorsed or accompanied by a proper instrument or instruments of transfer, is transferable by delivery with the same effect as in the case of a negotiable instrument, provided, however, that the Company and the Depositary, notwithstanding any notice to the contrary, may treat the person in whose name this Receipt is registered on the books of the Depositary as the absolute Owner hereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in the Deposit Agreement or for all other purposes and neither the Depositary nor the Company shall have any obligation or be subject to any liability under the Deposit Agreement to any holder of a Receipt unless such holder is the Owner thereof.

10.VALIDITY OF RECEIPT.
This Receipt shall not be entitled to any benefits under the Deposit Agreement or be valid or obligatory for any purpose, unless this Receipt shall have been executed by the Depositary by the manual signature of a duly authorized signatory of the Depositary provided, however, that such signature of the Depositary may be a facsimile if a Registrar shall have been appointed and this Receipt is countersigned by the manual signature of a duly authorized officer of the Registrar.

11.REPORTS INSPECTION OF TRANSFER BOOKS.
The Company currently furnishes the
Securities and Exchange Commission
(hereinafter called the Commission) with certain public reports and documents required by foreign law or otherwise under Rule 12g32(b) under the Securities
Exchange Act of 1934.  Such reports and
communications will be available for
inspection and copying by holders and
Owners at the public reference
facilities maintained by the Commission
located at 450 Fifth Street, N.W.,
Washington, D.C. 20549.  Pursuant to
such Rule, certain of such reports and
documents will be translated into or
summarized in English.

The Depositary will make available for
inspection by Owners of Receipts at its
Corporate Trust Office any reports and
communications, including any proxy
soliciting material, received from the
Company which are both (a) received by
the Depositary or the Custodian or the
nominee of either as the holder of the
Deposited Securities and (b) made
generally available to the holders of
such Deposited Securities by the
Company.  The Depositary will also send
to Owners of Receipts copies of such
reports when furnished by the Company
pursuant to the Deposit Agreement.  Any
such reports and communications,
including any such proxy soliciting
material, furnished to the Depositary by the Company shall be translated into English to the extent, if any, such materials are required to be translated into English pursuant to any regulations of the Commission.

The Depositary will keep books for the
registration of Receipts and transfers
of Receipts which at all reasonable times shall be open for inspection by the Owners of Receipts provided that such inspection shall not be for the purpose of communicating with Owners of Receipts in the interest of a business or object other than the business of the Company or a matter related to the Deposit Agreement or the Receipts.

12.DIVIDENDS AND DISTRIBUTIONS.
Whenever the Depositary receives any
cash dividend or other cash distribution on any Deposited Securities, the
Depositary will, if at the time of
receipt thereof any amounts received in
a foreign currency can in the judgment of the Depositary be converted on a reasonable basis into United States dollars transferable to the United
States, and subject to the Deposit Agree-ment, convert such dividend or distribution into Dollars and will promptly distribute the amount thus received (net of the fees of the Depositary as provided in Section 5.09 of the Deposit Agreement) to the Owners of Receipts entitled thereto, provided, however, that in the event that the Company or the Depositary is required to withhold and does withhold from any cash dividend or other cash distribution in respect of any Deposited Securities an amount on account of taxes or other gov-ernmental charges, the amount distributed to the Owners of the Receipts evidencing American Depositary Shares representing such Deposited Securities shall be reduced accordingly.

Subject to the provisions of Section 4.11 and 5.09 of the Deposit Agreement, whenever the Depositary receives any distribution other than a distribution described in Sections 4.01, 4.03 or 4.04 of the Deposit Agreement, the Depositary will cause the securities or property received by it to be distributed to the Owners of Receipts entitled thereto, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution provided, however, that if in the opinion of the Depositary such distribution cannot be made proportionately among the Owners of Receipts entitled thereto, or if for any other reason the Depositary deems such distribution not to be feasible, the Depositary may adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including, but not limited to, the public or private sale of the securities or property thus received, or any part thereof, and the net proceeds of any such sale (net of the fees of the Depositary as provided in
Section 5.09 of the Deposit Agreement)
shall be distributed by the Depositary to the Owners of Receipts entitled thereto as in the case of a distribution received in cash, provided that any unsold balance of such securities or property may be distributed by the Depositary to the Owners entitled thereto in accordance with such equitable and practicable method as the Depositary shall have adopted.

If any distribution consists of a
dividend in, or free distribution of,
Shares, the Depositary may and shall if
the Company shall so request, distribute to the Owners of outstanding Receipts entitled thereto, additional Receipts evidencing an aggregate number of
American Depositary Shares representing
the amount of Shares received as such
dividend or free distribution subject to the terms and conditions of the Deposit
Agreement with respect to the deposit of Shares and the issuance of American
Depositary Shares evidenced by Receipts, including the withholding of any tax or other governmental charge as provided in
Section 4.11 of the Deposit Agreement and the payment of the fees of the Depositary as provided in Section 5.09 of the De-posit Agreement. In lieu of delivering
Receipts for fractional American
Depositary Shares in any such case, the
Depositary will sell the amount of Shares represented by the aggregate of such fractions and distribute the net proceeds, all in the manner and subject to the conditions set forth in the Deposit Agreement. If additional
Receipts are not so distributed, each
American Depositary Share shall
thenceforth also represent the
additional Shares distributed upon the
Deposited Securities represented
thereby.

In the event that the Depositary
determines that any distribution in
property (including Shares and rights to subscribe therefor) is subject to any tax or other governmental charge which the Depositary is obligated to withhold, the Depositary may by public or private sale dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner as the Depositary deems necessary and practicable to pay any such taxes or charges, and the Depositary shall distribute the net proceeds of any such sale after deduction of such taxes or charges to the Owners of Receipts entitled thereto and the Depositary shall distribute any unsold balance of such property in accordance with the pro-visions of the Deposit Agreement. The
Company or its agent shall remit to
appropriate governmental authorities
and agencies in Peru all amounts, if any, withheld and owing to such authorities and agencies by the Company. The
Depositary or its agent shall remit to
appropriate governmental authorities
and agencies in the United States all
amounts, if any, withheld and owing to
such authorities and agencies by the
Depositary.

The Depositary shall forward to the
Company or its agent such information
from its records as the Company may
reasonably request to enable the Company or its agent to file necessary reports with governmental agencies. The
Depositary shall use reasonable efforts
to make and maintain arrangements
enabling Owners who are citizens or
residents of the United States to receive any tax credits or other benefits
(pursuant to treaty or otherwise)
relating to dividend payments on the
American Depositary Shares.

13.RIGHTS.
In the event that the Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, the Depositary, after consultation with the
Company, shall have discretion as to the procedure to be followed in making such rights available to any Owners or in disposing of such rights on behalf of any Owners and making the net proceeds available in Dollars to such Owners or, if by the terms of such rights offering or, for any other reason, the Depositary may not either make such rights available to any Owners or dispose of such rights and make the net proceeds available to such Owners, then the Depositary shall allow the rights to lapse provided, however, if at the time of the offering of any rights the Depositary determines in its discretion, after consultation with the Company, that it is lawful and feasible to make such rights available to all Owners or to certain Owners but not to other Owners, the Depositary, after consultation with the Company, may distribute, to any Owner to whom it determines the distribution to be lawful and feasible, in proportion to the number of American Depositary Shares held by such Owner, warrants or other in-struments therefor in such form as it deems appropriate. If the Depositary determines in its discretion, after consultation with the Company, that it is not lawful and feasible to make such rights available to certain Owners, it may sell the rights or warrants or other instruments in proportion to the number of American Depositary Shares held by the Owners to whom it has determined it may not lawfully or feasibly make such rights available, and allocate the net proceeds of such sales (net of the fees of the Depositary as provided in Section 5.09 of the Deposit Agreement) for the account of such Owners otherwise entitled to such rights, warrants or other instruments, upon an averaged or other practical basis without regard to any distinctions among such Owners because of exchange restrictions or the date of delivery of any Receipt or otherwise. The
Depositary shall not be responsible for
any failure to determine that it may be
lawful or feasible to make such rights
available to Owners in general or any
Owner in particular.

If an Owner of Receipts requests the
distribution of warrants or other
instruments in order to exercise the
rights allocable to the American
Depositary Shares of such Owner
hereunder, the Depositary will make such rights available to such Owner upon written notice from the Company to the Depositary that (a) the Company has elected in its sole discretion to permit such rights to be exercised and (b) such Owner has executed such documents as the Company has determined in its sole discretion are required under applicable law. Upon instruction pursuant to such warrants or other instruments to the Depositary from such Owner to exercise such rights, upon payment by such Owner to the Depositary for the account of such Owner of an amount equal to the purchase price of the Shares to be received upon the exercise of the rights, and upon payment of the fees of the Depositary as set forth in such warrants or other instruments, the Depositary shall, on behalf of such Owner, exercise the rights and purchase the Shares, and the Company shall cause the Shares so purchased to be delivered to the Depositary on behalf of such Owner. As agent for such Owner, the Depositary will cause the Shares so purchased to be deposited pursuant to
Section 2.02 of the Deposit Agreement,
and shall, pursuant to Section 2.03 of
the Deposit Agreement, execute and
deliver to such Owner Restricted
Receipts.

If registration under the Securities Act of 1933 of the securities to which any rights relate is required in order for the Company to offer such rights to Owners and sell the securities upon the exercise of such rights, the Depositary will not offer such rights to the Owners unless and until such a registration statement is in effect, or unless the offering and sale of such securities to the Owners of such Receipts are exempt from registration under the provisions of such Act.

14.CONVERSION OF FOREIGN CURRENCY.
Subject to any restriction imposed by
Peruvian laws, regulations or applicable permits issued by any governmental body, whenever the Depositary shall receive foreign currency, by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights, and if at the time of the receipt thereof the foreign currency so received can in the judgment of the Depositary be converted on a reasonable basis into Dollars and the resulting Dollars transferred to the United States, the Depositary shall convert or cause to be converted, by sale or in any other manner that it may determine, such foreign currency into Dollars, and such Dollars shall be distributed to the Owners entitled thereto or, if the Depositary shall have distributed any warrants or other instruments which entitle the holders thereof to such Dollars, then to the holders of such warrants and/or instruments upon surrender thereof for cancellation in whole or in part, depending upon the terms of such warrants or other instruments. Such distribution shall be made in proportion to the number of American Depositary
Shares representing Deposited
Securities held respectively by such
Owners entitling them to such Dollars and may be made upon an averaged or other practicable basis without regard to any distinctions among Owners on account of exchange restrictions, the date of delivery of any Receipt or otherwise and shall be net of any expenses of conversion into Dollars incurred by the Depositary as provided in Section 5.09 of the Deposit Agreement.

If such conversion or distribution can be effected only with the approval or license of any government or agency thereof, the Depositary shall file such application for approval or license, if any, as it may deem desirable.

If at any time the Depositary shall
determine that in its judgment any
foreign currency received by the
Depositary is not convertible on a
reasonable basis into Dollars
transferable to the United States, or if any approval or license of any government or agency thereof which is required for such conversion is denied or in the opinion of the Depositary is not obtainable, or if any such approval or license is not obtained within a reason-able period as determined by the Depositary, the Depositary may distribute the foreign currency (or an appropriate document evidencing the right to receive such foreign currency) received by the Depositary to, or in its discretion may hold such foreign currency uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled to receive the same.

If any such conversion of foreign
currency, in whole or in part, cannot be effected for distribution to some of the Owners entitled thereto, the Depositary may in its discretion make such conversion and distribution in Dollars to the extent permissible to the Owners entitled thereto and may distribute the balance of the foreign currency received by the Depositary to, or hold such balance uninvested and without liability for interest thereon for the respective accounts of, the Owners not entitled to receive Dollars.

15.FIXING OF RECORD DATES.
Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued with respect to the Deposited
Securities, or whenever for any reason
the Depositary causes a change in the
number of Shares that are represented by each American Depositary Share, or whenever the Depositary shall receive notice of any meeting of holders of Shares or other Deposited Securities, the Depositary shall fix a record date, after consultation with the Company if such record date is different from the record date applicable to the Deposited
Securities, (a) for the determination of the Owners of Receipts who shall be (i) entitled to receive such dividend, distribution or rights or the net proceeds of the sale thereof or (ii) entitled to give instructions for the exercise of voting rights at any such meeting, or (b) on or after which each American Depositary Share will represent the changed number of Shares, subject to the provisions of the Deposit Agreement.
The Owners on such record date shall be
entitled as the case may be, to receive
the amount distributable by the
Depositary with respect to such dividend or other distribution or such rights or the net proceeds or sale thereof in proportion to the number of American
Depositary Shares held by them
respectively, and to give voting
instructions to exercise the rights of
Owners hereunder with respect to such
changed number of Shares and to act in
respect of any other such matter.

16.VOTING OF DEPOSITED SECURITIES.
Upon receipt of notice of any meeting of holders of Shares or other Deposited
Securities, if requested in writing by
the Company, the Depositary shall, as
soon as practicable thereafter, mail to
the Owners of Receipts a notice, the form of which notice shall be subject to the reasonable discretion of the Depositary, which shall contain (a) such information as is contained in such notice of meeting received by the Depositary from the Company, (b) a statement that the Owners of Receipts as of the close of business on a specified record date will be en-titled, subject to any applicable provision of law and of the Articles of Association of the Company and the provisions of the Deposited Securities, to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the amount of Shares or other Deposited Securities represented by their respective American Depositary
Shares and (c) a statement as to the
manner in which such instructions may be given, including, when applicable, an express indication that instructions may be given (or, if applicable, deemed given in accordance with the second paragraph of Section 4.07 of the Deposit Agreement if no instruction is received) to the Depositary to give a discretionary proxy to a person designated by the Company.
Upon the written request of an Owner of
a Receipt on such record date, received
on or before the date established by the Depositary for such purpose, the
Depositary shall endeavor insofar as
practicable and permitted under
applicable laws and the provisions of the Articles of Association of the Company and the provisions of the Deposited
Securities to vote or cause to be voted
the amount of Shares or other Deposited
Securities represented by such American
Depositary Shares evidenced by such
Receipt in accordance with any
nondiscretionary instructions set forth
in such request including their
instruction to give a discretionary
proxy to a person designated by the
Company and the Depositary shall not, and the Depositary shall ensure that each Custodian or any of its nominees shall not, exercise any voting discretion over any Deposited Securities.

If after complying with the procedures
set forth in this Article, the Depositary does not receive instructions from the Owner of a Receipt on or before the date established by the Depositary for such purpose, the Depositary shall give a discretionary proxy for the Shares evidenced by such Receipt to a person designated by the Company.

17.CHANGES AFFECTING DEPOSITED
SECURITIES.
In circumstances where the provisions of
Section 4.03 of the Deposit Agreement do not apply, upon any change in nominal value, change in par value, splitup, consolidation, or any other reclassification of Deposited
Securities, or upon any re-
capitalization, reorganization, merger
or consolidation, or sale of assets
affecting the Company or to which it is
a party, any securities which shall be
received by the Depositary or a Custodian in exchange for or in conversion of or in respect of Deposited Securities shall be treated as new Deposited Securities under the Deposit Agreement, and
American Depositary Shares shall
thenceforth represent the new Deposited
Securities so received in exchange or
conversion, unless additional Receipts
are delivered pursuant to the following
sentence.  In any such case the
Depositary may, after consultation with
the Company, and shall, if the Company
shall so request, execute and deliver ad-ditional Receipts as in the case of a dividend in Shares, or call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such new Deposited Se-curities.

18.LIABILITY OF THE COMPANY AND
DEPOSITARY.
Neither the Depositary nor the Company
nor any of their directors, employees,
agents or affiliates shall incur any li-ability to any Owner or holder of any Receipt, if by reason of any provision of any present or future law or regulation of the United States, Peru, or any other country, or of any other governmental or regulatory authority or stock exchange, including NASDAQ, or by reason of any provision, present or future, of the Articles of Association of the Company or by reason of any provision of any securities issued or distributed by the Company, or any offering or distribution thereof, or by reason of any act of God or war or other circumstances beyond its control, the Depositary or the Company or any of their directors, employees, agents or affiliates shall be prevented, delayed or forbidden from or be subject to any civil or criminal penalty on account of doing or performing any act or thing which by the terms of the Deposit
Agreement it is provided shall be done or performed nor shall the Depositary or the Company incur any liability to any Owner or holder of a Receipt by reason of any nonperformance or delay, caused as aforesaid, in the performance of any act or thing which by the terms of the Deposit
Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit
Agreement.  Where, by the terms of a
distribution pursuant to Sections 4.01,
4.02, or 4.03 of the Deposit Agreement,
or an offering or distribution pursuant
to Section 4.04 of the Deposit Agreement, because of applicable law or for any other reason such distribution or offer-ing may not be made available to Owners of Receipts, and the Depositary may not dispose of such distribution or offering on behalf of such Owners and make the net proceeds available to such Owners, then the Depositary shall not make such distribution or offering, and shall allow any rights, if applicable, to lapse. Neither the Company nor the Depositary assumes any obligation or shall be subject to any liability under the Deposit Agreement to any Owner or holder of any Receipt except that they agree to perform their obligations specifically set forth in the Deposit
Agreement without negligence and to act
in good faith in the performance of such duties. The Depositary shall not be subject to any liability with respect to the validity or worth of the Deposited
Securities.  Neither the Depositary nor
the Company shall be under any obligation to appear in, prosecute or defend any action, suit, or other proceeding in respect of any Deposited Security or in respect of the Receipts, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability shall be furnished as often as may be required, and the Custodian shall not be under any obligation whatsoever with respect to such pro-ceedings, the responsibility of the
Custodian being solely to the
Depositary.  Neither the Depositary nor
the Company shall be liable for any
action or nonaction by it in reliance
upon the advice of or information from
legal counsel, accountants, any person
presenting Shares for deposit, any Owner or holder of a Receipt, or any other person believed by it in good faith to be competent to give such advice or information including, but not limited to, any such action or nonaction based upon any written notice, request, direction or other document believed by it to be genuine and to have been signed or presented by the proper party or parties. The Depositary shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any such vote is cast or the effect of any such vote, provided that any such action or nonaction is in good faith. The Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with a matter arising wholly after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises, the
Depositary performed its obligations
without negligence or bad faith while it acted as Depositary. The Company agrees to indemnify the Depositary, its directors, employees, agents and affiliates and any Custodian against, and hold each of them harmless from, any liability or expense (including, but not limited to, the reasonable fees and expenses of counsel) which may arise out of acts performed or omitted, in accordance with the provisions of the Deposit Agreement and of the Receipts, as the same may be amended, modified, or supplemented from time to time, (i) by either the Depositary or any Custodian or their respective directors, employees, agents and affiliates, except for any liability or expense arising out of the negligence of any of them or the failure of any of them to act in good faith, or
(ii) by the Company or any of its direc-tors, employees, agents and affiliates.
No disclaimer of liability under the
Securities Act of 1933 is intended by any provision of the Deposit Agreement.

The Company shall not indemnify the
Depositary or any Custodian against any
liability or expense arising out of
information relating to the Depositary
or any Custodian, as the case may be,
furnished in writing to the Company and
executed by the Depositary expressly for the use in any registration statement, prospectus or preliminary prospectus relating to the Shares evidenced by the American Depositary Shares.

19.RESIGNATION AND REMOVAL OF THE
DEPOSITARY APPOINTMENT OF SUCCESSOR
CUSTODIAN.
The Depositary may at any time resign as Depositary hereunder by written notice of its election to do so delivered to the Company effective upon the appointment of a successor depositary and such successor depositarys acceptance of its appointment as hereinafter provided.
The Depositary may at any time be removed by the Company by written notice of such removal effective upon the appointment of a successor depositary and such successor depositarys acceptance of its appointment as hereinafter provided.
In case at any time the Depositary shall resign or be removed, the Company shall use its best efforts to appoint a successor depositary, which shall be a bank or trust company having an office in the Borough of Manhattan, The City of New
York.  Every successor depositary shall
execute and deliver to its predecessor
and to the Company an instrument in
writing accepting its appointment
hereunder, and thereupon such successor
depositary, without any further act or
deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor but such predecessor, nevertheless, upon payment of all sums due it and on the written request of the Company, shall execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, shall duly assign, transfer and deliver all right, title and interest in the Deposited
Securities to such successor, and shall
deliver to such successor a list of the
Owners of all outstanding Receipts. Any such successor depositary shall promptly mail notice of its appointment to the Owners. Whenever the Depositary in its discretion determines that it is in the best interest of the Owners of Receipts to do so, it may appoint a substitute or additional custodian or custodians.

20.AMENDMENT.
The form of Receipts and any provision of the Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect which they may deem necessary or desirable. Any amendment which shall impose or increase any fee or charge
(other than taxes and other governmental charges), or which shall otherwise prejudice any substantial existing right of Owners of Receipts, shall, however, not become effective as to outstanding
Receipts until the expiration of a thirty days notice period following notifi-cation pursuant to Section 7.05 of the Deposit Agreement of any such amendment to Owners of outstanding Receipts.
Every Owner of a Receipt at the time any amendment so becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit
Agreement as amended thereby.  In no
event shall any amendment impair the
right of the Owner of any Receipt to
surrender such Receipt and receive
therefor the Deposited Securities repre-sented thereby except in order to comply with mandatory provisions of applicable law.

21.TERMINATION OF DEPOSIT AGREEMENT.
The Depositary shall at any time at the
direction of the Company terminate the
Deposit Agreement by mailing notice of
such termination to the Owners of all
Receipts then outstanding at least 30
days prior to the date fixed in such
notice for such termination.  The
Depositary may likewise terminate the
Deposit Agreement by mailing notice of
such termination to the Company and the
Owners of all Receipts then outstanding
if at any time 60 days shall have expired after the Depositary shall have de-livered to the Company a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment as provided in Section 5.04 of the Deposit Agreement.
On and after the date of termination, the Owner of a Receipt will, upon (a) surrender of such Receipt at the Corporate Trust Office of the
Depositary, (b) payment of the fee of the Depositary for the surrender of Receipts referred to in Section 2.05 of the Deposit Agreement, and (c) payment of any applicable taxes or governmental charges, be entitled to delivery, to him or as ordered by him, of the amount of Deposited Securities represented by the
American Depositary Shares evidenced by
such Receipt.  If any Receipts shall
remain outstanding after the date of
termination, the Depositary thereafter
shall discontinue the registration of
transfers of Receipts, shall suspend the distribution of dividends to the Owners thereof, and shall not give any further notices or perform any further acts under the Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell property and rights as provided in the Deposit Agreement, and shall continue to deliver Deposited
Securities, together with any dividends
or other distributions received with
respect thereto and the net proceeds of
the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of the Deposit Agreement, and any applicable taxes or governmental charges). At any time after the expiration of one year from the date of termination, the Depositary may sell the Deposited Securities then held under the Deposit Agreement and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it thereunder, unsegregated and without liability for interest, for the pro rata benefit of the Owners of Receipts which have not theretofore been surrendered, such Owners thereupon becoming general creditors of the
Depositary with respect to such net
proceeds.  After making such sale, the
Depositary shall be discharged from all
obligations under the Deposit Agreement, except to account for such net proceeds and other cash (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of the Deposit Agreement, and any applicable taxes or governmental charges). Upon the termination of the Deposit Agreement, the Company shall be discharged from all obligations under the Deposit Agreement except for its obligations to the Depositary with respect to indemnification, charges, and expenses. The obligations of the
Depositary under Section 5.08 of the
Deposit Agreement shall survive the
termination of the Deposit Agreement.

22.COMPLIANCE WITH U.S. SECURITIES LAWS.
Notwithstanding any terms of this
Receipt or the Deposit Agreement to the
contrary, the Company and the Depositary have each agreed that it will not exercise any rights it has under the Deposit Agreement or the Receipt to prevent the withdrawal or delivery of Deposited Securities in a manner which would violate the United States securities laws, including, but not lim-ited to Section I A(1) of the General
Instructions to the Form F6 Registration
Statement, as amended from time to time, under the Securities Act of 1933.

23.DISCLOSURE OF INTERESTS.
The Company may from time to time request
Owners to provide information as to the
capacity in which such Owners own or
owned Receipts and regarding the
identity of any other persons then or
previously interested in such Receipts
and the nature of such interest and
various other matters.  Each Owner
agrees to provide any information
requested by the Company or the
Depositary pursuant to this Article 23.
The Depositary agrees to comply with
reasonable written instructions
received from the Company requesting
that the Depositary forward any such
requests to the Owners and to forward to the Company any such responses to such requests received by the Depositary.

The Depositary and the Company hereby
confirm to each other that, for as long
as this Deposit Agreement is in effect,
they shall furnish to the Comision
Nacional Supervisora de Empresas y
Valores (CONASEV) and the Bolsa de
Valores de Lima (Lima Stock Exchange) any information and documents related to the Receipts and the Depositarys obligations hereunder as may be requested by such authorities from time to time, whether such information and documents are requested from the Depositary or the Company.


(ASSIGNMENT AND TRANSFER SIGNATURE
LINES)
NOTE	The signature to any endorsement
hereon must correspond with the name as
written upon the face of this Receipt in every particular, without alteration or enlargement or any change whatever.

If the endorsement be executed by an
attorney, executor, administrator,
trustee or guardian, the person
executing the endorsement must give his
full title in such capacity and proper
evidence of authority to act in such
capacity, if not on file with the
Depositary, must be forwarded with this
Receipt.

All endorsements or assignments of
Receipts must be guaranteed by an
eligible guarantor institution
(including, but not limited to, a New
York Stock Exchange member firm or member of the Clearing House of the American
Stock Exchange Clearing Corporation or
by a bank or trust company having an
office or correspondent in The City of
New York) meeting the requirements of the Depositary, which requirements will include membership or participation in
STAMP or such other signature guarantee
program as may be determined by the
Depositary in addition to, or in
substitution for, STAMP, all in
accordance with the Securities Exchange
Act of 1934, as amended.















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